UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 25, 2012

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 25, 2012 and April 26, 2012, Bazi International, Inc. (the "Company") issued a promissory notes in the principal amount of $96,700 and $5,385, respectively (the "Notes"). The Notes accrue interest at the rate of one percent (1%) per annum and are collaterized by certain assets of the Company. The Company intends to use the proceeds from the issuance of the Notes for general working capital purposes. The Company will need additional capital to fund its short term working capital requirements. There is no assurance that the Company will be able to obtain such financing on acceptable terms or at all.

The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The transaction contemplated hereby is exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

The foregoing is a summary description of the terms of the Notes and by its nature is incomplete. For further information regarding the terms and conditions of the Notes, reference is made to the form of Notes, which is filed as an exhibit hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   April 30, 2012
By:	/s/ Deborah Wildrick

Name: Deborah Wildrick
Title: Chief Executive Officer